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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Form SB-2 Registration Statement of our report dated February 15, 2002 on the consolidated balance sheet of Stonehaven Realty Trust as of December 31, 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.

Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Minneapolis, Minnesota
May 6, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS